                                                              [EXHIBIT 11(A)(3)]

                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
                                       OF
                         THE MULTICARE COMPANIES, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. ("the Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
               BY MAIL:                                BY HAND:                     BY OVERNIGHT COURIER DELIVERY:
         Post Office Box 3301                 120 Broadway -- 13th Floor                  85 Challenger Road
      South Hackensack, NJ 07606               New York, New York 10271               Mail Drop -- Reorg. Dept.
   Attn: Reorganization Department         Attn: Reorganization Department            Ridgefield Park, NJ 07660
                                                                                   Attn: Reorganization Department
                                              BY FACSIMILE TRANSMISSION:
                                                    (201) 329-8936
                                                CONFIRM BY TELEPHONE:
                                                    (201) 296-4860
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH
ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Genesis ElderCare Acquisition Corp., a Delaware corporation formerly known as Waltz Acquisition Corp. and a wholly owned subsidiary of Genesis ElderCare Corp., a Delaware corporation formerly known as Waltz Corp., upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 20, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the "Shares"), of The Multicare Companies, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section

3 of the Offer to Purchase.
Signature(s)
Name(s) of Record Holders
Number of Shares              PLEASE TYPE OR PRINT

Certificate Nos. (If Available)
Dated                                                                     , 1997
Address(es)

                                    ZIP CODE

Area Code and Tel. No(s)

Check one box if Shares will be tendered by book-entry transfer)

h   The Depository Trust Company

h   Philadelphia Depository Trust Company

Account Number

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

                                  NAME OF FIRM

                                    ADDRESS

                                    ZIP CODE

                             AREA CODE AND TEL. NO

                              AUTHORIZED SIGNATURE

Name
                                 PLEASE TYPE OR PRINT

Title

Dated                                                                     , 1997

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
           FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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